Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David Lilly
Kekst and Company
212-521-4800
CARVER BANCORP, INC. APPOINTS THREE NEW BOARDMEMBERS:
SUSAN TOHBE, COLBERT NARCISSE AND JANET ROLLÉ
NEW YORK, NEW YORK, July 19, 2010 — Carver Bancorp, Inc. (“Carver” or the “Company”) (NASDAQ:CARV), the holding company for Carver Federal Savings Bank, announced that Susan Tohbe, Partner of Peterson County LLC., Colbert Narcisse, CEO of Gold Bullion International, and Janet Rollé, EVP and Chief Marketing Officer of BET Networks, have been appointed to the Company’s Board of Directors effective August 2, 2010.
“The Carver Board is pleased to announce the appointment of these three exceptional business leaders as we work to ensure that Carver remains a strong and trusted resource in the urban communities that we serve,” said Robert Holland, Lead Independent Director of Carver. “Their collective experiences will be of tremendous value to our Board as we steer the Company through this very difficult period in our economy.”
The appointments bring the total number of Directors at Carver Bancorp, Inc. and Carver Federal Savings Bank to nine. The Carver Board is currently determining which Committees each will serve.
Susan Tohbe is a partner with Peterson County LLC, a real estate investment and management company. Prior to joining Peterson in 2001, Ms. Tohbe was Chief Financial Officer of the Mashantucket Pequot Tribal Nation. Previously, Ms. Tohbe was CFO at J.M. Huber Corporation and Senior Vice President, World Banking Group of Bank of America. Ms. Tohbe performed senior financial duties as CFO of The Oakland Tribune, in the Treasury Department of Crown Zellerbach, and Assistant Treasurer at Norton Simon. Ms. Tohbe has served on the boards of the California Public Employees Retirement System (“CalPERS”), Mills College, San Francisco Ballet, and Catalyst. Ms. Tohbe holds an M.B.A and B.A. from the University of California, Berkeley
Colbert Narcisse is CEO of Gold Bullion International (“GBI”), a precious metals asset management company. Prior to joining GBI in 2009, Mr. Narcisse held several executive positions at Merrill Lynch including Chief Operating Officer of Americas Investment Banking and Chief Administrative Officer of Global Wealth Management. Previously, he was a Managing Director in Investment Banking focusing on financial institutions. Mr. Narcisse is a member of the Executive Leadership Council and the Economic Club of New York. He serves as an Audit Committee member for the New York City Housing Authority and on the board of Harlem RBI, an East Harlem based education non-profit organization Mr. Narcisse holds an M.B.A from Harvard Business School and B.S. in Finance from New York University.

Janet Rollé is currently Executive Vice President and Chief Marketing Officer of BET Networks. Before joining BET Networks in 2007, Ms. Rollé was Vice President and General Manager of AOL’s affinity websites, AOL Black Voices and the 10 websites in AOL Women’s & Lifestyle category. Ms. Rollé was previously Vice President, Programming Enterprises and Business Development at MTV Networks, responsible for growing revenue at VH1 and Country Music Television. Ms. Rollé began her career at Home Box Office (“HBO”), holding positions including Special Assistant to the Chairman, and Director of Marketing and New Media, for the video division of HBO. Ms. Rolle’ holds an M.B.A. from Columbia University and a B.A. from the State University of New York, Purchase.
About Carver Bancorp, Inc.
Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest African- and Caribbean-American run bank in the United States operates nine full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company’s website at www.carverbank.com.
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks and uncertainties. More information about these factors, risks and uncertainties is contained in our filings with the Securities and Exchange Commission.
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